Exhibit 10.18

CORE & MAIN, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The purpose of the Core & Main, Inc. Employee Stock Purchase Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations promulgated thereunder.

ARTICLE II

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Acquisition Date” means the last day of each Offering Period at which time the Shares subject to a Share Purchase Right granted under the Plan may be purchased by or on behalf of the Participant.

(b) “Administrator” means the Committee. If the Committee delegates administrative authority hereunder to any other person or group of persons pursuant to Section 10.2, such person or group of persons shall be deemed to be the Administrator hereunder to such extent and subject to the restrictions set forth in Section 10.2, and provided further that delegation by such persons shall not be permitted hereunder. The Committee has designated the following Company officer to serve as Administrator until such time as such delegation is changed pursuant to Section 10.2: Chief Human Resources Officer.

(c) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(d) “Board” means the Company’s board of directors.

(e) “Change in Control” has the meaning assigned to such term in the Omnibus Incentive Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Common Stock” means the Class A common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

(i) “Company” means Core & Main, Inc., a Delaware corporation, and any successor thereto.

(j) “Compensation” means an Employee’s base salary or wages, commissions, military, parental leave and overtime pay. Compensation shall be determined prior to the Employee’s pre-tax contributions pursuant to Code Sections 125 or 401(k). If determined by the Committee, other forms of compensation may be included in or excluded from the definition of Compensation as permitted by Section 423 of the Code.

(k) “Contribution” means the amount of an after-tax payroll deduction an Employee has made, as set out in such Employee’s payroll deduction authorization form. If the Administrator so determines, a Contribution for Employees on a Company-approved leave of absence shall include a cash contribution equal to the amount of the after-tax payroll deduction an Employee would have made if such Employee had been receiving Compensation during the Company-approved leave of absence. Except as otherwise specified by the Administrator, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Acquisition Date.

(l) “Designated Subsidiary” means, unless determined by the Administrator, the Company’s: (i) domestic Subsidiaries located in the United States or any United States territory, and (ii) any other Subsidiary that may be designated by the Administrator as eligible to participate in the Plan from time to time in its sole discretion.

(m) “Effective Date” means the date as of which the Plan is adopted by the Board, subject to the Plan obtaining approval by the stockholders of the Company.

(n) “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). For purposes of this Plan, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” has the meaning assigned to such term in the Omnibus Incentive Plan.

(q) “Offer Date” means the first day of each Offering Period.

(r) “Offering Period” means a period of time specified by the Administrator, consistent with Section 423 of the Code, beginning on the Offer Date and ending on the Acquisition Date.

(s) “Omnibus Incentive Plan” means the Core & Main, Inc. 2021 Omnibus Incentive Plan, as may be amended from time to time.

(t) “Participant” means an Employee who becomes a participant in the Plan pursuant to Article V.

(u) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(v) “Plan” means the Core & Main, Inc. Employee Stock Purchase Plan, as amended from time to time.

(w) “Purchase Price” means the purchase price per Share subject to the Share Purchase Right determined pursuant to Section 6.3.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Share” means a share of Common Stock.

(z) “Share Purchase Right” means a right that entitles the holder to purchase from the Company a stated number of Shares in accordance with, and subject to, the terms and conditions of the Plan.

(AA) “Subsidiary” of an entity means any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Code Section 424(f).

ARTICLE III

AVAILABLE SHARES AND ADJUSTMENTS

Section 3.1 Available Shares. Subject to adjustments as provided in this Article III, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is [_________________] Shares. Shares issued under the Plan may be authorized but unissued, treasury, or reacquired Common Stock.

Section 3.2 Adjustments.

(a) Changes in Capitalization. In the event of any stock dividend, stock split, spinoff, rights offering, extraordinary dividend, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company constituting an “equity restructuring” within the meaning of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), the Administrator shall make or provide for equitable adjustments in (i) the number and type of Shares or other securities or property covered by outstanding Share Purchase Rights, (ii) the Purchase Price specified therein, (iii) the kind of Shares covered thereby (including shares of another issuer); and (iv) adjustment to the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan. The Administrator in its sole discretion and in good faith should determine the form of the adjustment required to prevent dilution or enlargement of the rights of Participants and shall, in furtherance thereof, take such other actions with respect to any outstanding Share Purchase Right as it determines to be equitable, which may include a cash payment to the Participant equivalent to the value of any dilution of the rights of such Participant. In the event of any merger, consolidation, or any other corporate transaction or event having a similar effect that is not an “equity restructuring” with the meaning of FASB ASC Topic 718, the Administrator in its sole discretion may, in addition to the actions permitted to be taken in respect of an equity restructuring, provide in substitution for any or all outstanding Share Purchase Rights under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection with such alternative consideration the surrender of all Share Purchase Rights so replaced. After any adjustment made by the Administrator pursuant to this Section 3.2, the number of shares subject to each outstanding Share Purchase Right shall be rounded down to the nearest whole number. Any adjustment pursuant to this Section 3.2 shall be effected in compliance with Code Section 423 and, to the extent applicable, Section 409A. All determinations and adjustments made by the Administrator in good faith pursuant to this Section 3.2 shall be final and binding on the affected Participants and the Company.

(b) Change in Control. Notwithstanding any other provision of this Plan, in the event of a Change in Control, the Administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any Offering Period then in progress and refunding any amounts accumulated in a Participant’s account for such Offering Period, (ii) cancelling all outstanding Share Purchase Rights as of the Change in Control date and paying each holder thereof an amount equal to the difference between the per Share Fair Market Value as of the Change in Control date and the Purchase Price determined in accordance with Section 6.3, or (iii) for each outstanding Share Purchase Right, granting a substitute right to purchase shares (in a manner consistent with Code Section 424 and, to the extent applicable, Code Section 409A). Nothing in this Section 3.2(b) shall affect in any way the Board or Committee’s right to terminate the Plan at any time pursuant to Section 10.7 or 10.8.

(c) Insufficient Shares. If the Administrator determines that, on a given Acquisition Date, the number of Shares that may be purchased under the outstanding Share Purchase Rights for the applicable Offering Period may exceed (i) the number of Shares that were available for issuance under the Plan on the Offer Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Acquisition Date, including but not limited to by reason of a limitation on the maximum number of Shares that may be purchased set by the Committee pursuant to Section 6.2(a) or (b), the Administrator shall make a pro rata allocation of the Shares available for issuance on such Acquisition Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares on such Acquisition Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 10.7 hereof. If the Plan is so terminated, then the balance of the amount credited to the Participant’s account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable without any interest thereon. The Company may make a pro rata allocation of the Shares available on the Offer Date of any applicable Offering Period pursuant to the first sentence of this section, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offer Date.

ARTICLE IV

ELIGIBILITY

Section 4.1 Eligible Employees. Any person who is an Employee of the Company or a Designated Subsidiary as of the Offer Date for a given Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of this Article IV. Notwithstanding the foregoing, the Committee may, on a prospective basis, (i) exclude from participation in the Plan, Employees (a) whose customary employment is for not more than 20 hours per week or five months per year, (b) who are citizens or residents of a non-U.S. jurisdiction if grant of a Share Purchase Right under the Plan is prohibited under the laws of such non-U.S. jurisdiction or compliance with the laws of such non-U.S. jurisdiction would cause the Plan or any actions under the Plan to violate Section 423 of the Code, (c) who are classified as temporary Employees on the payroll records of the Company or a Designated Subsidiary, (d) who are on an unpaid leave of absence, (e) who are highly compensated employees within the meaning of Code Section 414(q), or (f) who are Employees subject to the disclosure requirements of Section 16(a) of the Exchange Act, and (ii) impose a generally applicable eligibility service requirement of up to two years of employment.

Section 4.2 Five Percent Stockholders. Notwithstanding the foregoing, no Employee may participate in the Plan if such Employee, immediately after a Share Purchase Right is granted under the Plan, owns, or would own, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations as contemplated by Code Section 423. The rules of Code Section 424 shall apply in determining stock ownership and parent and subsidiary corporations. The stock which the Employee may purchase under any outstanding Share Purchase Right shall be treated as stock owned by the Employee.

Section 4.3 Employees Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate or may in the future operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Employee, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”), including to permit employees of Affiliates of the Company who are located outside of the U.S. to participate in the Plan but only to the extent that such participation would not adversely affect the Plan’s qualified status under Section 423 of the Code, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, its Subsidiaries and Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under applicable law, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.

Section 4.4 Participants Who Become Ineligible. With respect to a Participant who becomes ineligible to participate in the Plan during an Offering Period other than due to employment termination, Contributions that have accumulated in the Participant’s account shall be used to purchase Common Stock on the Acquisition Date unless such Participant elects to withdraw in accordance with Article IX. Unless otherwise determined by the Administrator, in the event an Employee who again satisfies the eligibility conditions and has not withdrawn, payroll deductions shall resume automatically in accordance with his or her most recent payroll deduction authorization form in effect prior to becoming ineligible.

ARTICLE V

PARTICIPATION

Section 5.1 Enrollment Procedures. An eligible Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Administrator or its designee and submitting them to the Administrator or its designee in accordance with the rules established by the Administrator. The enrollment documents, which may be in electronic form, shall set forth the portion of the Participant’s Compensation, in accordance with Section 6.2(a), including any minimum Contribution amount and any minimum Contribution increments, to be paid as Contributions pursuant to the Plan. An Employee’s payroll deduction authorization shall become effective on the Offer Date. Amounts deducted from a Participant’s Compensation pursuant to this Article V shall be credited to the Participant’s Plan account. No interest shall be payable on the amounts credited to the Participant’s Plan account.

Section 5.2 Changes to Enrollment. A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering period at the same payroll deduction election as in effect at the termination of the prior Offering Period, unless (i) such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, (ii) such Participant withdraws from the Plan pursuant to Article IX or becomes ineligible for participation in the Plan or (iii) the Administrator determines that elections for all Participants shall cease at the end of an applicable Offering Period. Unless otherwise determined by the Administrator, a Participant may not increase or decrease the rate of payroll deductions during an Offering Period.

Section 5.3 Equal Rights and Privileges. Each Employee who is granted a Share Purchase Right under the Plan for any Offering Period shall have the same rights and privileges as all other Employees granted Share Purchase Rights under the Plan for such Offering Period.

ARTICLE VI

SHARE PURCHASE RIGHTS

Section 6.1 Number of Shares. Each eligible Employee who on the Offer Date is a Participant in such Offering Period shall be granted a Share Purchase Right to purchase Shares on the Acquisition Date for such Offering Period. Subject to the limitations set forth in Section 6.2, the number of Shares subject to such Share Purchase Right shall be the number of whole Shares determined by dividing the Purchase Price into the balance credited to the Participant’s account as of the Acquisition less any tax withholding amount deducted pursuant to Section 10.3.

Section 6.2 Limitation on Purchases. Participant purchases are subject to adjustment as provided in Section 3.2(c) and to the following limitations:

(a) Offering Period Limitation. Subject to the calendar year limits provided in Section 6.2(b), the Administrator shall have the right to set a maximum value of Shares that a Participant shall have the right to purchase or a maximum Contribution percentage of the Participant’s Compensation earned during such Offering Period that the Participant may use to purchase Shares in any Offering Period pursuant to a Share Purchase Right or right intended to qualify under Section 423 of the Code.

(b) Calendar Year Limitation. Notwithstanding Section 6.2(a), in the event that a Participant is granted a Share Purchase Right that permits such Participant to purchase Shares that, together with all other Share Purchase Rights granted to the Participant during the same calendar year under this Plan and any other plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code, has an aggregate value in excess of $25,000 (determined on the date of grant), such Share Purchase Right shall be reduced such that the aggregate value of all Share Purchase Rights granted to the Participant during the same calendar year under any plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code is $25,000. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares, which is less than the $25,000 limitation set forth in this Section 6.2(b), that may be purchased pursuant to Share Purchase Rights in a calendar year or Offering Period or an any Acquisition Date.

(c) Refunds. As of the first date on which a Participant’s ability to purchase Shares is limited by this Section 6.2, the Participant’s payroll deductions shall terminate, and any excess payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 6.3 Purchase Price. The purchase price per Share with respect to an Offering Period shall be equal to ninety-five percent (95%) of the Fair Market Value of a Share on the date on which an Offering Period ends; provided, however, that the Committee may determine a different per share Purchase Price provided that: (i) such per share Purchase Price is communicated to Participants before the beginning of the Offering Period, and (ii) in no event shall such per share Purchase Price be less than the lesser of (y) 85% of the Fair Market Value of a Share on the Offer Date and (z) 85% of the Fair Market Value of a Share on the Acquisition Date.

Article VII

PURCHASE OF SHARES UNDER SHARE PURCHASE RIGHTS

Section 7.1 Purchase. Unless a Participant withdraws from the Plan as provided in Article IX, each Participant shall automatically purchase and acquire as of the Acquisition Date the number of whole Shares subject to the Share Purchase Right that may be purchased at the Purchase Price for that Share Purchase Right with the Contributions in such Participant’s account. Any surplus in the account that is insufficient to purchase a whole Share shall be carried forward into the next Offering Period unless the Participant has elected to withdraw from the Plan pursuant to Article IX or the Administrator determines that surplus amounts for Participants shall not be carried forward, in which case such surplus amount shall be distributed to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.2 Registration Compliance.

(a) No Shares may be purchased under a Share Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

(b) If, on an Acquisition Date of any Offering Period, the Shares are not registered or exempt or the Plan is not in such compliance, no Shares under the Share Purchase Rights granted under the Plan shall be purchased on the Acquisition Date. The Acquisition Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date shall in no event be more than twenty-seven months from the Offer Date, or, if applicable, such lesser time as permitted under Section 423 of the Code.

(c) If, on the Acquisition Date of any Offering Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Share Purchase Rights shall be purchased, and all Contributions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.3 Delivery of Shares. As soon as practicable after each Acquisition Date, the Company shall deliver the Shares acquired by each Participant during an Offering Period to the Participant or an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Shares purchased by each Participant shall be issued in book entry form; no certificates shall be delivered with respect to the Shares acquired by a Participant.

Section 7.4 Vesting. A Participant’s interest in the Common Stock purchased upon the purchase of Shares under a Share Purchase Right shall be immediately vested and nonforfeitable.

Section 7.5 Nontransferability. Each Share Purchase Right granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Share Purchase Right is granted, the Shares under a Share Purchase Right may be purchased only by the Participant. No right or interest of a Participant in any Share Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Article VIII

RESTRICTIONS ON SALE

Shares of Common Stock purchased under the Plan may be subject to any such holding restrictions that the Administrator shall determine to be appropriate with respect to any Offering Period consistent with Section 423 of the Code.

Article IX

WITHDRAWAL FROM PARTICIPATION

AND TERMINATION OF EMPLOYMENT

A Participant shall be deemed to have elected to withdraw from the Plan with respect to an Offering Period in accordance with this Article IX if he or she ceases to be an Employee of the Company or any of its Subsidiaries for any reason, including death, before the Acquisition Date for that Offering Period. A Participant may also revoke his or her payroll deduction authorization form for an Offering Period and withdraw from participation in the Plan for that Offering Period by giving written or electronic notice to the Administrator at such time before the Acquisition Date as may be established by the Administrator. In the event of a Participant’s withdrawal or deemed withdrawal, all of the payroll deductions credited to his or her account shall be paid to the Participant, or to the Participant’s estate in the event of the Participant’s death, in a lump sum as soon as reasonably practicable after receipt of the notice of withdrawal or death, without any interest thereon, and no further payroll deductions shall be made from his or her Compensation for that Offering Period. Unless the Committee determines otherwise, a Participant’s withdrawal (other than due to a termination of employment) during an Offering Period shall not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Offering Period.

Article X

GENERAL PROVISIONS

Section 10.1 Administration. The Plan shall be administered by the Committee. The Committee may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Determinations, interpretations, or other actions made or taken by the Committee under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

Section 10.2 Delegation by the Committee. Any or all of the powers, duties, and responsibilities of the Administrator hereunder may be delegated by the Committee to, and thereafter exercised by, one or more officers or other persons designated by the Administrator so long as such delegation complies with the requirements of the Delaware General Corporation Law (“DGCL”), including but not limited to DGCL Sections 152 and 157, and any determination, interpretation, or other action taken by such designee that complies with the requirements of the DGCL, including, but not limited to DGCL Sections 152 and 157, shall have the same effect hereunder as if made or taken by the Committee. Notwithstanding the foregoing, only the Committee shall have the power to determine the Purchase Price for any Offering Period and to determine any other matter required by the DGCL to be determined by the Board, in which case, any reference to “Administrator” shall mean only the Board or Committee.

Section 10.3 Tax Withholding. The Company shall have the power to withhold from Contributions credited to the Participant’s account or from other compensation payable to the Participant, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

Section 10.4 At-Will Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 10.5 Unfunded Plan; Plan Not Subject to ERISA; Code Section 423. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. The plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

Section 10.6 Freedom of Action. Nothing in the Plan shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

Section 10.7 Term of Plan. The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (i) the tenth anniversary of the Effective Date, (ii) the termination of the Plan pursuant to Section 10.8 or (iii) the date on which no more Shares are available for issuance under the Plan. Upon termination of the Plan, all funds accumulated in a Participant’s account shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.8 Amendment or Termination. The Board or the Committee, in its sole discretion, may amend, suspend, discontinue or terminate the Plan at any time, provided that if the Plan is amended in a manner that is considered the adoption of a new plan pursuant to Section 423 of the Code, including (i) an increase in the aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 (other than an increase merely reflecting a change in the number of outstanding Shares pursuant to Section 3.2), (ii) a change in the granting Company or the stock available for purchase under the Plan or (iii) a change in the designation of corporations whose Employees may be offered Share Purchase Rights under the Plan, the shareholders of the Company must reapprove the Plan as if such action were the adoption of a new plan within the time prescribed under Section 423 of the Code. . Upon such termination, all funds accumulated in a Participant’s account at such time shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.9 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 10.10 Assignment. Except as otherwise provided in this Section 10.10, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 10.10 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership, or other entity that may be organized by the Company, its general partners, as a separate business unit in connection with the business activities of the Company; or to any corporation, partnership, or other entity resulting from the reorganization, merger, or consolidation of the Company with any other corporation, partnership, or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged, or transferred, in each case to the extent permitted under Section 423 of the Code.

Section 10.11 Non-Transferability of Rights. Unless otherwise agreed to in writing by the Administrator, no rights or interests hereunder or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 10.11 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 10.12 Headings. The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

Section 10.13 Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

Section 10.14 Governing Law and Venue. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Any and all claims and disputes of any kind whatsoever arising out of or relating to this Plan shall only be brought in the Delaware Chancery Court. By participating in the Plan, the Participant and all persons or entities claiming through the Participant hereby waive any objection which they may now have or may hereafter have to the foregoing choice of venue and further irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court in any such claim or dispute. In the event that the Delaware Chancery Court determines that it cannot or will not exercise subject matter jurisdiction over such dispute, then the 21st Judicial Circuit Court of St. Louis County, State of Missouri, shall have exclusive jurisdiction and venue over any such claim or dispute.

Section 10.15 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 10.16 Tax Reporting Information; Notice of Disqualifying Dispositions. At the Company’s request, Participants will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to this Plan, if such disposition or transfer is made within two years after the Offer Date or within one year after the Acquisition Date.

Section 10.17 Participant Acknowledgment. By electing to participate in an Offering Period, Participants acknowledge and agree that (i) Participants may be required to hold Shares during any holding periods to which such Shares are subject; (ii) the Shares acquired under the Plan may lose some or all of their value in the future; and (iii) Participants are able to afford to bear the economic risk of holding the Shares for any holding period and of any loss in value of the Shares.

Section 10.18 Limitation Period For Claims. Any Participant or Person who believes such Participant or Person is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) calendar days of the later of the date of purchase of the Shares or the specific event giving rise to the claim. The Committee will notify such Participant or Person of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within one hundred twenty (120) calendar days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all Participants and Persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed, in accordance with the venue provisions of Section 10.14, within one year of such denial or deemed denial or be forever barred.

Section 10.19 Code Section 409A. This Plan is intended to be administered in a manner that results in all payments being exempt from or paid in a manner consistent with the requirements of Code Section 409A. In no event shall the Company have any liability to any person in the event Code Section 409A applies to any payment in a manner that results in adverse tax consequences for a Participant.

Section 10.20 Equal Rights and Privileges. All eligible Employees granted a Share Purchase Right under this Plan that is intended to meet the requirements of Section 423 of the Code shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations (it being understood that Non-U.S. Awards may be treated differently to the extent permitted by Section 423 of the Code). Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company or the Administrator shall be reformed to comply with the requirements of Section 423. This 20shall take precedence over all other provisions in this Plan.

Section 10.21 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

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